Exhibit 15.1

October 23, 2025

To the Board of Directors and Stockholders of
Wyndham Hotels & Resorts, Inc.
22 Sylvan Way
Parsippany, New Jersey 07054
We are aware that our report dated October 23, 2025, on our review of the interim financial statements of Wyndham Hotels & Resorts, Inc. appearing in this Quarterly Report on Form 10-Q for the quarter ended September 30, 2025, is incorporated by reference in Registration Statement No. 333-224923 on Form S-8 and Registration Statement No. 333-232421 on Form S-8.

/s/ Deloitte & Touche LLP
New York, New York